Exhibit 99.1

MongoDB, Inc. Announces Third Quarter Fiscal 2025 Financial Results
Third Quarter Fiscal 2025 Total Revenue of $529.4 million, up 22% Year-over-Year
Continued Strong Customer Growth with Over 52,600 Customers as of October 31, 2024
MongoDB Atlas Revenue up 26% Year-over-Year; 68% of Total Q3 Revenue
NEW YORK - December 9, 2024 - MongoDB, Inc. (NASDAQ: MDB) today announced its financial results for the third quarter ended October 31, 2024.
“MongoDB’s third quarter results were significantly ahead of expectations on the top and bottom line, driven by better-than-expected EA performance and 26% Atlas revenue growth. We continue to see success winning new business due to the superiority of MongoDB’s developer data platform in addressing a wide variety of mission-critical use cases,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.
“We continue to invest in our legacy app modernization and AI offerings as our document model and distributed architecture are exceptionally well suited for customers looking to build highly-performant, modern applications. MongoDB is in a great position to be a central pillar of the emerging AI tech stack and benefit from the next wave of application development in the years ahead.”
Third Quarter Fiscal 2025 Financial Highlights
•Revenue: Total revenue was $529.4 million for the third quarter of fiscal 2025, an increase of 22% year-over-year. Subscription revenue was $512.2 million, an increase of 22% year-over-year, and services revenue was $17.2 million, an increase of 18% year-over-year.
•Gross Profit: Gross profit was $394.0 million for the third quarter of fiscal 2025, representing a 74% gross margin compared to 75% in the year-ago period. Non-GAAP gross profit was $405.7 million, representing a 77% non-GAAP gross margin, consistent with a non-GAAP gross margin of 77% in the year-ago period.
•Loss from Operations: Loss from operations was $27.9 million for the third quarter of fiscal 2025, compared to a loss from operations of $45.2 million in the year-ago period. Non-GAAP income from operations was $101.5 million, compared to non-GAAP income from operations of $78.5 million in the year-ago period.
•Net Loss: Net loss was $9.8 million, or $0.13 per share, based on 74.0 million weighted-average shares outstanding, for the third quarter of fiscal 2025. This compares to a net loss of $29.3 million, or $0.41 per share, in the year-ago period. Non-GAAP net income was $98.1 million, or $1.16 per share, based on 84.2 million diluted weighted-average shares outstanding. This compares to a non-GAAP net income of $79.1 million, or $0.96 per share, in the year-ago period.
•Cash Flow: As of October 31, 2024, MongoDB had $2.3 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended October 31, 2024, MongoDB generated $37.4 million of cash in operations, used $2.0 million of cash in capital expenditures and used $0.9 million of cash in principal repayments of finance leases, leading to free cash flow of $34.6 million, compared to free cash flow of $35.0 million in the year-ago period.
A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Third Quarter Fiscal 2025 and Recent Business Highlights
•MongoDB announced the general availability of MongoDB 8.0, the best-performing version of MongoDB. With more than 45 architectural enhancements and new features like vector quantization in MongoDB Atlas

Vector Search, MongoDB 8.0 provides significant performance improvements, reduced costs, and additional scalability, resilience, and data security capabilities.
•MongoDB continues to expand its partnerships with the major cloud providers. At Amazon Web Services’ (AWS) re:Invent conference, MongoDB was named AWS’s Technology Partner of the Year for North America. MongoDB also announced that it obtained the AWS Modernization Competency designation and launched a MongoDB University course focused on building AI applications with MongoDB and AWS. At Microsoft Ignite, MongoDB announced new technology integrations for AI, data analytics, and automating database deployments across on-premises, cloud, and edge environments.
•Launched in July 2024, the MongoDB AI Applications Program (MAAP) is designed to help companies unleash the power of their data and to take advantage of rapidly advancing AI technologies. We recently announced that Capgemini, Confluent, IBM, Unstructured, and QuantumBlack, AI by McKinsey have joined the MAAP ecosystem, offering customers additional integration and solution options.
Executive Leadership Update
Michael Gordon, MongoDB’s Chief Operating Officer and Chief Financial Officer, will be stepping down at the end of the Company’s fiscal year on January 31, 2025, and afterwards will serve as an advisor to ensure a smooth transition. The Company has commenced an executive search process for a new CFO and will evaluate internal and external candidates. Serge Tanjga, MongoDB’s Senior Vice President of Finance, will serve as interim CFO starting February 1st if a permanent successor has not been named by that date.
Dev Ittycheria commented, “On behalf of everyone at MongoDB, I want to thank Michael for everything he has done to contribute to our success in his nearly 10 years with the company. In Michael’s time here, MongoDB had a successful IPO, has grown revenue nearly 50x and has successfully scaled the business model to generate meaningful operating leverage. Michael has also built out a world-class finance team that I am confident will deliver a smooth transition to a new CFO in the coming months.”
Michael Gordon said, “I am incredibly proud of what we have accomplished as a team in my almost ten years with the company. While we have achieved much success to date, I strongly believe MongoDB is still in the early stages of realizing its full potential as it continues to expand its share in one of the largest markets in software. I’d like to thank Dev for our tremendous partnership this past decade.”
Fourth Quarter and Full Year Fiscal 2025 Guidance
Based on information available to management as of today, December 9, 2024, MongoDB is issuing the following financial guidance for the fourth quarter and full year fiscal 2025.

	Fourth Quarter Fiscal 2025	Full Year Fiscal 2025
Revenue	$515.0 million to $519.0 million	$1.973 billion to $1.977 billion
Non-GAAP Income from Operations	$55.0 million to $58.0 million	$241.8 million to $244.8 million
Non-GAAP Net Income per Share	$0.62 to $0.65	$3.01 to $3.03
Reconciliations of non-GAAP income from operations and non-GAAP net income per share guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in MongoDB’s stock price. MongoDB expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Conference Call Information
MongoDB will host a conference call today, December 9, 2024, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the fourth fiscal quarter and full year fiscal 2025. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our customers renewing their subscriptions with us and expanding their usage of software and related services; the effects of the ongoing military conflicts between Russia and Ukraine and Israel and Hamas on our business and future operating results; economic downturns and/or the effects of rising interest rates, inflation and volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the effects of social, ethical and regulatory issues relating to the use of new and evolving technologies, such as artificial intelligence, in our offerings or partnerships; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2024, filed with the SEC on August 30, 2024. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2024, and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude expenses associated with stock-based compensation. Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share exclude:
•expenses associated with stock-based compensation including employer payroll taxes upon the vesting and exercising of stock-based awards and expenses related to stock appreciation rights previously issued to our employees in China;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions; and
•in the case of non-GAAP net income and non-GAAP net income per share, amortization of the debt issuance costs associated with our convertible senior notes and gains or losses on our financial instruments;
•additionally, non-GAAP net income and non-GAAP net income per share are adjusted for an assumed provision for income taxes based on an estimated long-term non-GAAP tax rate. The non-GAAP tax rate was calculated utilizing a three-year financial projection that excludes the direct impact of the GAAP to non-GAAP adjustments and considers other factors such as operating structure and existing tax positions in various jurisdictions. We intend to periodically reevaluate the projected long-term tax rate, as necessary, for significant events and our ongoing analysis of relevant tax law changes.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which may present similar non-GAAP financial measures to investors.
Free cash flow represents net cash from/used in operating activities, less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
About MongoDB
Headquartered in New York, MongoDB’s mission is to empower innovators to create, transform, and disrupt industries by unleashing the power of software and data. Built by developers, for developers, MongoDB’s developer data platform is a database with an integrated set of related services that allow development teams to address the growing requirements for today’s wide variety of modern applications, all in a unified and consistent user experience. MongoDB has tens of thousands of customers in over 100 countries. The MongoDB database platform has been downloaded hundreds of millions of times since 2007, and there have been millions of builders trained through MongoDB University courses. To learn more, visit mongodb.com.

Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
MongoDB
press@mongodb.com

MONGODB, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	October 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$673,054	$802,959
Short-term investments	1,629,038	1,212,448
Accounts receivable, net of allowance for doubtful accounts of $8,212 and $8,054 as of October 31, 2024 and January 31, 2024, respectively	334,629	325,610
Deferred commissions	103,715	92,512
Prepaid expenses and other current assets	53,827	50,107
Total current assets	2,794,263	2,483,636
Property and equipment, net	47,345	53,042
Operating lease right-of-use assets	35,859	37,365
Goodwill	69,679	69,679
Acquired intangible assets, net	963	3,957
Deferred tax assets	5,575	4,116
Other assets	271,101	217,847
Total assets	$3,224,785	$2,869,642
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,444	$9,905
Accrued compensation and benefits	120,598	112,579
Operating lease liabilities	10,787	9,797
Other accrued liabilities	86,795	74,831
Deferred revenue	286,431	357,108
Convertible senior notes, net	1,124,720	—
Total current liabilities	1,640,775	564,220
Deferred tax liability	1,030	285
Operating lease liabilities	27,639	30,918
Deferred revenue	18,481	20,296
Convertible senior notes, net	—	1,143,273
Other liabilities	34,884	41,661
Total liabilities	1,722,809	1,800,653
Stockholders’ equity:
Common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of October 31, 2024 and January 31, 2024; 74,493,146 shares issued and 74,393,775 shares outstanding as of October 31, 2024; 72,840,692 shares issued and 72,741,321 shares outstanding as of January 31, 2024	73	73
Additional paid-in capital	3,357,146	2,777,322
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of October 31, 2024 and January 31, 2024	(1,319)	(1,319)
Accumulated other comprehensive income	2,606	4,545
Accumulated deficit	(1,856,530)	(1,711,632)
Total stockholders’ equity	1,501,976	1,068,989
Total liabilities and stockholders’ equity	$3,224,785	$2,869,642

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenue:
Subscription	$512,205	$418,339	$1,412,906	$1,182,387
Services	17,170	14,599	45,139	42,622
Total revenue	529,375	432,938	1,458,045	1,225,009
Cost of revenue:
Subscription(1)	111,150	87,954	318,728	250,949
Services(1)	24,181	19,104	67,553	58,895
Total cost of revenue	135,331	107,058	386,281	309,844
Gross profit	394,044	325,880	1,071,764	915,165
Operating expenses:
Sales and marketing(1)	217,954	192,977	658,937	571,644
Research and development(1)	151,410	128,150	446,437	370,387
General and administrative(1)	52,556	49,969	163,892	135,900
Total operating expenses	421,920	371,096	1,269,266	1,077,931
Loss from operations	(27,876)	(45,216)	(197,502)	(162,766)
Other income, net	20,767	19,554	61,749	51,336
Loss before provision for income taxes	(7,109)	(25,662)	(135,753)	(111,430)
Provision for income taxes	2,667	3,635	9,145	9,710
Net loss	$(9,776)	$(29,297)	$(144,898)	$(121,140)
Net loss per share, basic and diluted	$(0.13)	$(0.41)	$(1.97)	$(1.71)
Weighted-average shares used to compute net loss per share, basic and diluted	74,020,593	71,560,023	73,472,900	70,878,162
(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Cost of revenue—subscription	$7,884	$6,018	$21,566	$17,607
Cost of revenue—services	3,495	3,200	10,151	9,490
Sales and marketing	40,540	40,585	121,193	118,567
Research and development	57,850	50,759	168,211	143,238
General and administrative	15,943	15,267	47,777	44,194
Total stock‑based compensation expense	$125,712	$115,829	$368,898	$333,096

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of U.S. dollars)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net loss	$(9,776)	$(29,297)	$(144,898)	$(121,140)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,405	4,711	9,580	13,257
Stock-based compensation	125,712	115,829	368,898	333,096
Amortization of debt discount and issuance costs	715	849	2,419	2,543
Amortization of finance right-of-use assets	994	994	2,981	2,981
Amortization of operating right-of-use assets	3,229	2,302	8,300	6,781
Deferred income taxes	(825)	(195)	(799)	(572)
Amortization of premium and accretion of discount on short-term investments, net	(5,656)	(10,896)	(19,117)	(36,405)
Realized and unrealized gain on financial instruments, net	(338)	—	(1,190)	(1,294)
Unrealized foreign exchange loss (gain)	788	(1,621)	1,992	(322)
Change in operating assets and liabilities:
Accounts receivable, net	(24,557)	(397)	(11,258)	11,761
Prepaid expenses and other current assets	(1,964)	3,485	(582)	700
Deferred commissions	(18,821)	(12,720)	(38,794)	(17,160)
Other long-term assets	(8,395)	(77)	(17,704)	(215)
Accounts payable	1,370	1,434	1,569	1,078
Accrued liabilities	(6,719)	16,855	22,494	20,314
Operating lease liabilities	(3,777)	(2,333)	(9,145)	(6,989)
Deferred revenue	(17,039)	(47,374)	(71,352)	(138,724)
Other liabilities, non-current	92	(3,127)	(3,741)	(2,840)
Net cash provided by operating activities	37,438	38,422	99,653	66,850
Cash flows from investing activities
Purchases of property and equipment	(1,981)	(2,078)	(3,571)	(3,336)
Investments in non-marketable securities	(250)	—	(5,750)	(2,056)
Business combinations, net of cash acquired	—	(15,000)	—	(15,000)
Proceeds from maturities of marketable securities	135,000	435,000	570,000	1,190,000
Purchases of marketable securities	(786,170)	(583,252)	(971,803)	(1,233,851)
Net cash used in investing activities	(653,401)	(165,330)	(411,124)	(64,243)
Cash flows from financing activities
Proceeds from settlement of capped calls	—	—	170,589	—
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	—	—	18,640	19,781
Proceeds from exercise of stock options	315	1,303	1,621	4,812
Principal payments of finance leases	(895)	(1,380)	(4,534)	(4,083)
Net cash (used in) provided by financing activities	(580)	(77)	186,316	20,510
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(274)	(2,513)	(2,825)	(1,098)
Net (decrease) increase in cash, cash equivalents and restricted cash	(616,817)	(129,498)	(127,980)	22,019
Cash, cash equivalents and restricted cash, beginning of period	1,292,480	607,856	803,643	456,339
Cash, cash equivalents and restricted cash, end of period	$675,663	$478,358	$675,663	$478,358

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$394,044	$325,880	$1,071,764	$915,165
Gross margin (Gross profit/Total revenue) on a GAAP basis	74%	75%	74%	75%
Add back:
Expenses associated with stock-based compensation: Cost of Revenue—Subscription	7,999	6,201	22,145	18,252
Expenses associated with stock-based compensation: Cost of Revenue—Services	3,639	3,194	10,393	10,734
Non-GAAP gross profit	$405,682	$335,275	$1,104,302	$944,151
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	77%	77%	76%	77%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$217,954	$192,977	$658,937	$571,644
Less:
Expenses associated with stock-based compensation	42,155	42,349	125,129	130,638
Amortization of intangible assets	—	760	85	2,280
Non-GAAP sales and marketing operating expense	$175,799	$149,868	$533,723	$438,726

Research and development operating expense on a GAAP basis	$151,410	$128,150	$446,437	$370,387
Less:
Expenses associated with stock-based compensation	59,017	52,133	173,166	148,679
Amortization of intangible assets	170	2,052	2,908	5,122
Non-GAAP research and development operating expense	$92,223	$73,965	$270,363	$216,586

General and administrative operating expense on a GAAP basis	$52,556	$49,969	$163,892	$135,900
Less:
Expenses associated with stock-based compensation	16,377	17,024	50,469	48,329
Non-GAAP general and administrative operating expense	$36,179	$32,945	$113,423	$87,571

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations on a GAAP basis	$(27,876)	$(45,216)	$(197,502)	$(162,766)
GAAP operating margin (Loss from operations/Total revenue)	(5)%	(10)%	(14)%	(13)%
Add back:
Expenses associated with stock-based compensation	129,186	120,901	381,303	356,632
Amortization of intangible assets	170	2,812	2,993	7,402
Non-GAAP income from operations	$101,480	$78,497	$186,794	$201,268
Non-GAAP operating margin (Non-GAAP Income from operations/Total revenue)	19%	18%	13%	16%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss on a GAAP basis	$(9,776)	$(29,297)	$(144,898)	$(121,140)
Add back:
Expenses associated with stock-based compensation	129,186	120,901	381,303	356,632
Amortization of intangible assets	170	2,812	2,993	7,402
Amortization of debt issuance costs related to convertible senior notes	716	849	2,419	2,543
Less:
Gains on financial instruments, net	338	—	1,190	1,294
Income tax effects and adjustments *	21,858	16,145	40,809	41,061
Non-GAAP net income	$98,100	$79,120	$199,818	$203,082

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net income per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.13)	$(0.41)	$(1.97)	$(1.71)
Add back:
Expenses associated with stock-based compensation	1.75	1.69	5.19	5.03
Amortization of intangible assets	—	0.04	0.04	0.10
Amortization of debt issuance costs related to convertible senior notes	0.01	0.01	0.03	0.04
Less:
Gains on financial instruments, net	—	—	0.02	0.02
Income tax effects and adjustments *	0.30	0.23	0.56	0.58
Non-GAAP net income per share, basic	$1.33	$1.10	$2.71	$2.86
Adjustment for fully diluted earnings per share	(0.17)	(0.14)	(0.32)	(0.39)
Non-GAAP net income per share, diluted **	$1.16	$0.96	$2.39	$2.47
* Non-GAAP financial information is adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 20%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
** Diluted non-GAAP net income per share is calculated based upon 84.2 million and 83.7 million of diluted weighted-average shares of outstanding common stock for the three and nine months ended October 31, 2024, respectively, and 82.7 million and 82.2 million of diluted weighted-average shares of outstanding common stock for the three and nine months ended October 31, 2023, respectively.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$37,438	$38,422	$99,653	$66,850
Capital expenditures	(1,981)	(2,078)	(3,571)	(3,336)
Principal repayments of finance leases	(895)	(1,380)	(4,534)	(4,083)
Capitalized software	—	—	—	—
Free cash flow	$34,562	$34,964	$91,548	$59,431

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	10/31/2022	1/31/2023	4/30/2023	7/31/2023	10/31/2023	1/31/2024	4/30/2024	7/31/2024	10/31/2024
Total Customers (a)	39,100+	40,800+	43,100+	45,000+	46,400+	47,800+	49,200+	50,700+	52,600+
Direct Sales Customers(b)	5,900+	6,400+	6,700+	6,800+	6,900+	7,000+	7,100+	7,300+	7,400+
MongoDB Atlas Customers	37,600+	39,300+	41,600+	43,500+	44,900+	46,300+	47,700+	49,200+	51,100+
Customers over $100K(c)	1,545	1,651	1,761	1,855	1,972	2,052	2,137	2,189	2,314

(a) Our definition of “customer” excludes users of our free offerings and all affiliated entities are counted as a single customer.
(b) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(c) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	10/31/2022	1/31/2023	4/30/2023	7/31/2023	10/31/2023	1/31/2024	4/30/2024	7/31/2024	10/31/2024
MongoDB Enterprise Advanced: % of Subscription Revenue	29%	28%	28%	26%	27%	26%	25%	24%	25%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	87%	88%	88%	88%	88%	88%	87%	87%	88%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.